Exhibit 10.4

SERVICING AGREEMENT

CARVANA AUTO RECEIVABLES TRUST 2026-P3,
as Issuing Entity,
and
CARVANA AUTO RECEIVABLES GRANTOR TRUST 2026-P3,
as Grantor Trust,
and
COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION,
as Indenture Trustee,
and
BRIDGECREST CREDIT COMPANY, LLC,
as Servicer,
and
VERVENT INC.,
as Backup Servicer
_____________________________
Dated as of August 25, 2026
_____________________________

TABLE OF CONTENTS

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TABLE OF CONTENTS
(continued)

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EXHIBIT A        FORM OF SERVICER’S CERTIFICATE
EXHIBIT B    SERVICING CRITERIA TO BE ADDRESSED IN SERVICER’S ASSESSMENT OF COMPLIANCE
SCHEDULE I    FREE WRITING PROSPECTUSES
SCHEDULE II    INFORMATION PROVIDED BY THE SERVICER

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This SERVICING AGREEMENT, dated as of August 25, 2026 (together with all exhibits, schedules and appendices hereto and as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), is entered into by and among CARVANA AUTO RECEIVABLES TRUST 2026-P3, a Delaware statutory trust (the “Issuing Entity”), CARVANA AUTO RECEIVABLES GRANTOR TRUST 2026-P3, a Delaware statutory trust (the “Grantor Trust”), BRIDGECREST CREDIT COMPANY, LLC, an Arizona limited liability company, as servicer (in such capacity, the “Servicer”), COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”), and VERVENT INC., a Delaware corporation, as backup servicer (the “Backup Servicer”).
WHEREAS, the Grantor Trust has acquired a portfolio of motor vehicle receivables, including retail installment contracts, direct purchase money loans and/or conditional sales contracts that are secured by used automobiles, light-duty trucks, minivans or sport utility vehicles; and
WHEREAS, the Servicer is willing to service such motor vehicle receivables and related property;
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I

DEFINITIONS AND USAGE
SECTION 1.1    Definitions. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Part I and Part IV of Appendix A to the Receivables Purchase Agreement, dated as of the date hereof (as amended, supplemented, or otherwise modified and in effect from time to time, the “Receivables Purchase Agreement”), by and between Carvana, LLC, as seller, and Carvana Receivables Depositor LLC. All references herein to “the Agreement” or “this Agreement” are to this Servicing Agreement as it may be amended, supplemented or modified from time to time, the exhibits and schedules hereto and the capitalized terms used herein, which are defined in Part I of such Appendix A, and all references herein to Articles, Sections and Subsections are to Articles, Sections or Subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.
“Permitted Modification” means an extension, deferral, alteration, amendment, modification, temporary reduction in payment or adjustment to the terms of, or with respect to, any Receivable (any of the foregoing, a “Receivable Modification”) made pursuant to the Servicer's Customary Servicing Practices with respect to which at least one of the following conditions has been satisfied:

(i)    such Receivable Modification, individually and collectively, considering all Receivable Modifications proposed to be made with respect to the Receivable, is ministerial in nature (including, without limitation, any change to the due date for monthly payments from an Obligor to a different day in the month or a waiver of any Supplemental Servicing Fees);
(ii)    such Receivable Modification that (x) is required by Applicable Law (including at the direction of a regulatory authority, court order or in accordance with the Servicer’s compliance procedures for complying with the Servicemembers Civil Relief Act and any similar applicable state law) or (y)(A) is in accordance with the Servicer’s Customary Servicing Practices and (B) is intended by the Servicer to comply with or respond to a law, government regulation or government enforcement activity pertaining to the Receivables or classes of loans similar to the Receivables;
(iii)    in the case of any extension or deferral, (x) the Obligor’s address is within a geographic area determined by the President of the United States or the Governor of the applicable state to warrant individual, or individual and public, assistance from the federal government under the Robert T. Stafford Disaster Relief and Emergency Assistance Act or similar state law, as the case may be, or (y) the Obligor is a United States federal or state government employee that is furloughed on account of a shutdown of such government occurring as a result of a lapse in annual appropriations;
(iv)    such Receivable Modification where (x) the Obligor is in payment default or in the judgment of the Servicer, in accordance with the Servicer’s Customary Servicing Practices, it is reasonably foreseeable that the Obligor will default (it being understood that the Servicer may proactively contact any Obligor whom the Servicer believes may be at higher risk of a payment default under the related Receivable, and it being further understood that if the Obligor has notified the Servicer that the Obligor has been materially and adversely impacted by a natural disaster, public health emergency or public terror attack, then the Servicer may reasonably conclude that it is reasonably foreseeable that such Obligor will default), and (y) the Servicer believes that such Receivable Modification is appropriate or necessary to preserve the value of such Receivable and to prevent such Receivable from going into default (or, where the Receivable is already in default, to prevent the Receivable from becoming further impaired); or
(v)    an opinion has been delivered to the Issuing Entity and the Administrator to the effect that such extension, deferral, amendment, modification, alteration, temporary reduction in payment or adjustment will not cause the Grantor Trust to fail to qualify as a grantor trust for United States federal income tax purposes.
“Servicing Fee Rate” means a per annum rate equal to 0.39%.

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“Servicing Rate” means the Servicing Fee Rate or the Successor Servicing Fee Rate (Backup Servicer), as applicable.
“Severely Distressed Receivable” means, as of any date of determination, a Receivable (a) that is sixty (60) or more days delinquent or, if less than sixty (60) days delinquent, the related Obligor has experienced a hardship and, in the judgment of the Servicer in accordance with its Customary Servicing Practices, it is reasonably foreseeable that the Obligor will be unable to pay the Principal Balance of, and accrued and unpaid interest and fees on, such Receivable in accordance with its terms, (b) that is a Charged-Off Receivable, (c) for which the Obligor is the subject of a bankruptcy or other insolvency Proceeding, (d) for which the related Financed Vehicle has been repossessed (or for which the Servicer has initiated repossession Proceedings), (e) for which the related Financed Vehicle has been subject to theft or suffered destruction or damage that would be determined to be beyond repair in accordance with Customary Servicing Practices or (f) is nearing the maturity date and, in the judgment of the Servicer in accordance with its Customary Servicing Practices, it is reasonably foreseeable that the Obligor will be unable to pay the Principal Balance of, and accrued and unpaid interest and fees on, such Receivable by the maturity date.
“Successor Servicing Fee Rate (Backup Servicer)” means a per annum rate equal to 0.45%.
“Unenforceable Receivable” means a Receivable that is or may be legally unenforceable or uncollectible for any of the following reasons: (a) any Obligor has been released of liability for their respective Receivable by a court of competent jurisdiction or by Servicer (including the filing of a Form 1099-C); (b) any Obligor has been discharged in bankruptcy without any reaffirmation of the Receivable by the Obligor; (c) any Obligor is deceased; (d) any Obligor has filed for protection under the United States Bankruptcy Code; (e) the Receivable was created by an act of fraud, forgery or identity theft; (f) the Receivable is the subject of, or an Obligor has filed, a pending lawsuit or other judicial, quasi-judicial or administrative proceeding regarding the Receivable; (g) an unresolved written dispute relating to the validity or enforceability of a Receivable that was received by Servicer; (h) the Receivable has been fully satisfied by means of a settlement or compromise arrangement between Obligor and Servicer or its agent; or (i) the Receivable is a duplicate record of another Receivable sold by the Servicer on behalf of the Issuing Entity or the Grantor Trust pursuant to Section 2.3(b).
ARTICLE II

ADMINISTRATION AND SERVICING OF
RECEIVABLES AND TRUST PROPERTY
SECTION 2.1    Duties of Servicer.
(a)    The Servicer is hereby appointed and authorized by the Issuing Entity and the Grantor Trust to act as agent for the Grantor Trust for the benefit of the Issuing Entity, the Issuing Entity for the benefit of the Certificateholders and the Indenture Trustee for the benefit of the Noteholders and the Certificateholders, and in such capacity shall service and make

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collections on the Receivables in accordance with its Customary Servicing Practices and Applicable Law in all material respects, subject to the provisions herein, using the degree of skill and care that the Servicer exercises with respect to all comparable motor vehicle receivables that it services for itself or others. The Servicer’s duties will include collection and posting of all payments, responding to inquiries of Obligors, pursuing delinquencies, recovery and remarketing of Financed Vehicles, making available payment or other information (which may be in electronic form or through a web portal) to Obligors, accounting for Collections, administering insurance claim filings and providing monthly reports in accordance with Section 2.8. The Servicer is not required under the Transaction Documents to make any disbursements via wire transfer or otherwise on behalf of an Obligor. There are no requirements under the Receivables or the Transaction Documents for funds to be, and funds shall not be, held in trust for an Obligor. There are no requirements under the Receivables or the Transaction Documents for payments or disbursements to be made by the Servicer on behalf of the Obligor. Notwithstanding anything to the contrary in this Agreement, other than with respect to Section 4.6, the Servicer shall not be liable for any failure or delay in the performance of its obligations or the taking of any action hereunder (and such failure or delay shall not constitute a breach of this Agreement or a Servicer Termination Event) if such failure or delay arises from compliance by the Servicer with any law or court order or at the direction of a regulatory authority. The Servicer hereby accepts such appointment and authorization and agrees to perform the duties of Servicer with respect to the Receivables set forth herein.
(b)    Subject to the provisions of Section 2.2 and any other provision in this Agreement restricting the Servicer or specifying obligations different from the Customary Servicing Practices, the Servicer will follow its Customary Servicing Practices and will have full power and authority to do any and all things in connection with such servicing and collection that it may deem necessary or desirable. The Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Issuing Entity, the Grantor Trust, the Grantor Trust Trustee the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders, or any of them, any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such Receivables or to the Financed Vehicles securing such Receivables. The Servicer is hereby authorized to communicate with Obligors in the ordinary course of its servicing of the Receivables and Financed Vehicles in its own name and to commence, in its own name or in the name of the Grantor Trust, a Proceeding to enforce a Receivable or an Insurance Policy or to commence or participate in any other Proceeding (including a bankruptcy Proceeding) relating to or involving a Receivable, an Obligor, a Financed Vehicle or an Insurance Policy. If the Servicer commences or participates in a Proceeding to enforce a Receivable or an Insurance Policy, the Grantor Trust will thereupon be deemed to have automatically assigned such Receivable or its rights under such Insurance Policy to the Servicer solely for purposes of commencing or participating in any such Proceeding as a party or claimant, and the Servicer is authorized and empowered by the Grantor Trust to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such Proceeding. If in any Proceeding it is held that the Servicer may not enforce a Receivable or Insurance Policy on the ground that it is not a real party in interest or a holder entitled to enforce the Receivable or Insurance Policy, the Indenture Trustee will, at the Servicer’s expense and direction, take steps to

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enforce the Receivable or Insurance Policy, including bringing suit in its name or the name of the Issuing Entity or the Grantor Trust. Upon conclusion of any such Proceeding, the Servicer shall be deemed to have automatically re-assigned to the Grantor Trust any rights or property conveyed to the Servicer for purposes of commencing or participating in any such Proceeding as a party or claimant. The Servicer will prepare and furnish and the Issuing Entity, the Grantor Trust and the Indenture Trustee will execute any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its duties under this Agreement.
(c)    The Servicer shall not be required to maintain a fidelity bond or error and omissions policy or to monitor whether Obligors obtain or maintain an Insurance Policy on the Financed Vehicles.
SECTION 2.2    Collection of Receivable Payments.
(a)    The Servicer will make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same become due in accordance with its Customary Servicing Practices. The Servicer shall notify Obligors (and each other Person who makes payments relating to the Receivables) to make payments directly to a Depository Account, to mail payment to one of the Post-Office Boxes and/or to pay through any Third Party Bill Payment Service, in each case, in accordance with Customary Servicing Practices. When the Servicer receives any Collections on the Receivables (including payments mailed to one of the Post-Office Boxes or payments received from a Third Party Bill Payment Service), the Servicer shall hold such Collections in trust in accordance with the Master Depository Agreement for the benefit of the Grantor Trust, the Issuing Entity and the Indenture Trustee, as applicable (provided, however, that if the Backup Servicer becomes the Servicer, the Backup Servicer may comingle payments with its own funds), and shall, as soon as possible but no later than two (2) Business Days following identification, deposit such Collections into the Collection Account. Notwithstanding the foregoing, the Servicer, at its option, may retain Supplemental Servicing Fees and may net Liquidation Expenses from any Liquidation Proceeds otherwise required to be deposited into the Collection Account. The Servicer shall allocate Collections it receives to principal, interest and fees in accordance with its Customary Servicing Practices. The Servicer may grant Permitted Modifications in accordance with its Customary Servicing Practices, but not any other extension, deferral, amendment, modification, alteration, temporary reduction in payments or adjustment, with respect to any Receivable. For the avoidance of doubt, the Indenture Trustee shall have no obligation to approve or consent to, or monitor compliance of the Servicer with the satisfaction of the conditions related to, any Permitted Modifications.
(b)    Notwithstanding the foregoing, the Servicer may not (i) extend the date for final payment by the Obligor of any Receivable beyond the last day of the Collection Period immediately prior to the Final Scheduled Payment Date of the latest maturing Class of Notes or (ii) reduce the APR or Principal Balance with respect to any Receivable unless (in the case of either clause (i) or (ii) above), (A) as required by applicable law or court order, (B) in connection with a modification, adjustment or settlement in the event the Receivable becomes a Severely

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Distressed Receivable, (C) at the direction of a regulatory authority or in accordance with regulatory guidance or (D) in accordance with the Servicer’s compliance procedures for complying with the Servicemembers Civil Relief Act and any similar Applicable Law. The Servicer may not extend the maturity of a Receivable beyond the last day of the Collection Period preceding the latest Final Scheduled Distribution Date of all classes of Notes. If the Servicer does extend the maturity of a Receivable beyond the last day of the Collection Period preceding the latest Final Scheduled Distribution Date of all classes of Notes, then the Servicer shall pay the Actual Loss Amount (if any) with respect to such Receivable in accordance with Section 2.6.
(c)    The Servicer may in its discretion waive any late payment charge or any other fees that constitute Supplemental Servicing Fees that may be collected in the ordinary course of servicing a Receivable. The Servicer is not required to make any advances of funds or guarantees regarding collections, cash flows or distributions. Nothing in any section of this Agreement shall be construed to prevent the Servicer from implementing new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or from modifying its standards, policies and procedures as long as, in each case, such programs or modifications would be consistent with its Customary Servicing Practices.
SECTION 2.3    Realization Upon Receivables.
(a)    On behalf of the Grantor Trust, the Servicer will use commercially reasonable efforts, consistent with its Customary Servicing Practices, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer has determined that eventual payment in full is unlikely, unless it determines in its sole discretion that repossession will not increase the Liquidation Proceeds by an amount greater than the expense of such repossession, that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance or that repossessing such Financed Vehicle would otherwise not be consistent with the Servicer’s Customary Servicing Practices. The Servicer will use commercially reasonable efforts consistent with its Customary Servicing Practices to maximize net proceeds from the repossession of a Financed Vehicle and follow such Customary Servicing Practices as it deems necessary or advisable, which may include selling the Financed Vehicle at public or private sale. The Servicer shall not be liable for any such exercise of its discretion made in good faith and in accordance with its Customary Servicing Practices and the terms of this Agreement and the other Transaction Documents. The foregoing will be subject to the provision that, in any case in which the Financed Vehicle has suffered damage, the Servicer shall not be required to expend funds in connection with the repair or the repossession of such Financed Vehicle.
(b)    In addition, the Servicer may from time to time (but is not required to) sell any Charged-Off Receivables on behalf of the Issuing Entity or the Grantor Trust in accordance with its Customary Servicing Practices; provided, however, that each sale must be made at a price equal to the fair market value of such Charged-Off Receivable in immediately available funds. To facilitate any such sale the Servicer may purchase from the Grantor Trust such Charged-Off Receivable for a purchase price equal to the proceeds received by the Servicer from a Charged-

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Off Receivable Purchaser for the sale of such Charged-Off Receivable or may (A) direct the Grantor Trust to sell any Charged-Off Receivable to a Charged-Off Receivable Purchaser or (B) direct the Grantor Trust to enter into one or more Forward Commitment Transfers in connection with the sale of a Charged-Off Receivable. Subject to Section 2.3(c), net proceeds of any such sale allocable to the Receivable will constitute Liquidation Proceeds, and the sole right of the Issuing Entity, the Grantor Trust and the Indenture Trustee with respect to any such sold Receivables will be to receive such Liquidation Proceeds. Upon such sale, the Servicer will mark its computer records indicating that any such sold Receivable is no longer a Receivable. The Servicer is authorized to take any and all actions necessary or appropriate on behalf of the Issuing Entity or the Grantor Trust to evidence the sale of the Financed Vehicle at a public or private sale or the sale of the Receivable to the Servicer to facilitate a Charged-Off Receivable sale pursuant to the provisions of this paragraph, in each case, free from any Lien or other interest of the Issuing Entity, the Grantor Trust or the Indenture Trustee.
(c)    Each of the Issuing Entity, the Grantor Trust and the Indenture Trustee hereby agrees that the Servicer may, in connection with any sale of a Charged-Off Receivable contemplated by Section 2.3(b) and in accordance with its Customary Servicing Practices, (i) make commercially reasonable representations and warranties with respect to the Charged-Off Receivables and provide commercially reasonable indemnities for the benefit of the Charged-Off Receivable Purchaser if and to the extent required by such Charged-Off Receivable Purchaser, (ii) reimburse the Charged-Off Receivable Purchaser’s costs in the event such Charged-Off Receivable, at the time of sale to such Charged-Off Receivable Purchaser, was an Unenforceable Receivable and such reimbursement shall be deemed to be a Liquidation Expense and (iii) execute all agreements and documents reasonably required to be executed by the Servicer in connection with any sale of a Charged-Off Receivable; provided, however, that any such agreement be consistent with the terms hereof and impose no greater duties, liabilities or obligations upon the Servicer, the Grantor Trust, the Issuing Entity, or the Indenture Trustee than those set forth in the Transaction Documents.
SECTION 2.4    Maintenance of Security Interests in Financed Vehicles. The Servicer shall, in accordance with its Customary Servicing Practices, take such steps as are necessary to re-perfect or continue the priority and perfection of the security interest created by each Receivable in the related Financed Vehicle (it being understood that the Servicer shall have no obligation to monitor or otherwise maintain the perfection of the security interest created by a Receivable in the related Financed Vehicle). The Issuing Entity, Grantor Trust and the Indenture Trustee hereby authorize the Servicer to take such steps as are necessary to re-perfect such security interest created by the Receivable in the event of the relocation of a Financed Vehicle or for any other reason.
SECTION 2.5    Additional Covenants of Servicer.
(a)    Unless required by Applicable Law or court order, at the direction of a regulatory authority or, as evidenced by an Opinion of Counsel, in accordance with regulatory guidance, the Servicer will not release the Financed Vehicle securing each such Receivable from the security interest granted by such Receivable in whole or in part except (i) in the event

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of payment in full by or on behalf of the Obligor thereunder or payment in full less a deficiency which the Servicer would not attempt to collect in accordance with its Customary Servicing Practices, (ii) in connection with the repossession and liquidation of such Financed Vehicle or (iii) as may be required by an insurer in order to receive proceeds from any Insurance Policy covering such Financed Vehicle.
(b)    Except to the extent required by Applicable Law or court order, at the direction of a regulatory authority or, as evidenced by an Opinion of Counsel, in accordance with regulatory guidance, the Servicer shall not do anything to materially impair the rights of the Grantor Trust, the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Noteholders or the Certificateholders in the Receivables or to cause the Receivables to no longer satisfy the requirements for “control” of electronic chattel paper under the UCC.
SECTION 2.6    Indemnification upon Breach. The Servicer, the Grantor Trust, the Issuing Entity or the Indenture Trustee shall inform the other parties promptly, in writing, (a) in the case of the Indenture Trustee, the Owner Trustee or the Grantor Trust Trustee, if a Responsible Officer has actual knowledge of or receives written notice of, and (b) in the case of the Servicer, upon the discovery or receipt of notice by a Responsible Officer of the Servicer of any breach of Sections 2.2(b) or 2.5 which would require the Servicer to make an Actual Loss Payment in accordance with Section 3.3(a) and, except for a breach of Section 2.2(b), any breach that materially and adversely affects the interests of the Grantor Trust, the Issuing Entity, the Certificateholders, the Indenture Trustee or the Noteholders, taken as a whole; provided, however, that the failure to give such notice shall not affect any obligation of the Servicer hereunder. Unless such breach shall have been cured in all material respects by the thirtieth (30th) day following such discovery or receipt of notice of such breach, such Receivable shall become an Indemnified Receivable and the Servicer shall make an Actual Loss Payment (if any) in accordance with Section 3.3(a). Except as provided in Section 2.2 and Section 4.2, the sole and exclusive remedy of the Grantor Trust, the Issuing Entity, the Owner Trustee, the Grantor Trust Trustee, the Indenture Trustee, the Backup Servicer, the Noteholders and the Certificateholders with respect to a breach of Sections 2.2(b) or 2.5 with respect to any Receivable shall be to require the Servicer to make a payment to the Grantor Trust equal to the Actual Loss Amount in accordance with Section 3.3(a) (and such breach shall not be a Servicer Termination Event).
SECTION 2.7    Servicing Fee. The Servicing Fee for the initial Distribution Date shall equal the product of (a) 26/360 of the Servicing Fee Rate, multiplied by (b) the Initial Pool Balance. Thereafter, the Servicing Fee for any Distribution Date shall equal (i) with respect to the Initial Servicer, the product of (A) one-twelfth of the Servicing Fee Rate, multiplied by (B) the Pool Balance as of the opening of business on the first day of the related Collection Period and (ii) with respect to the Successor Servicer if the Backup Servicer, (A) one-twelfth of the Successor Servicing Fee Rate (Backup Servicer), multiplied by (B) the Pool Balance as of the opening of business on the first day of the related Collection Period, or (iii) with respect to any other Successor Servicer, the fee payable to such Successor Servicer. In addition to the Servicing Fee, the Servicer and any Successor Servicer shall be entitled to receive Supplemental

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Servicing Fees and Liquidation Expenses in accordance with Section 8.2(b)(vi) of the Indenture and is entitled to retain all Investment Earnings (net of losses and investment expenses) on the funds in its Depository Accounts. The Indenture Trustee may make arrangements for compensation to be paid to the Successor Servicer, which in no event may be greater than the servicing compensation to the Servicer hereunder, unless consented to by the Requisite Noteholders. Notwithstanding anything else herein to the contrary, in no event shall the Indenture Trustee be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for herein.
SECTION 2.8    Servicer’s Certificate; Asset-Level Data.
(a)    No later than 10:00 a.m. Mountain Standard Time on each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Administrator, each Rating Agency, the Grantor Trust, the Issuing Entity, the Backup Servicer and the Paying Agent with respect to the Trust Agreement (or if there is no such Paying Agent under the Trust Agreement, to the Owner Trustee) the Servicer’s Certificate, substantially in the form of Exhibit A hereto, which the Indenture Trustee shall make available electronically to each Noteholder and Certificateholder and which shall contain all information necessary to make the distributions pursuant to Section 2.7 of the Indenture (including, if required, withdrawals from the Reserve Account and the Class N Reserve Account) for the Collection Period preceding the date of such Servicer’s Certificate and at least the following information (to the extent applicable and subject to Section 2.8(d)):
(i)    the amount of such distribution allocable to principal of each class of P&I Notes;
(ii)    the amount of such distribution allocable to interest on each class of P&I Notes;
(iii)    the Pool Balance;
(iv)    the Outstanding Amount and the Note Pool Factor for each Class of P&I Notes as of such Distribution Date, after giving effect to payments allocated to principal reported under (i) above;
(v)    the amount of distributions allocable to the Certificateholders;
(vi)    the Servicing Strip Amount, the Servicing Fee, any Supplemental Servicing Fees and liquidation expense reimbursements paid to the Servicer with respect to the related Collection Period, the amount of any unpaid Servicing Strip Amount, any unpaid Servicing Fees, any unpaid Supplemental Servicing Fees and any unpaid Liquidation Expenses, and the change in such amount from that of the prior Distribution Date;
(vii)    the Backup Servicing Fee paid to the Backup Servicer with respect to the related Collection Period and the amount of any unpaid Backup Servicing

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Fees, and the change in such amount from that of the prior Distribution Date;
(viii)    the amount, if any, of the Class A Interest Carryover Shortfall, the Class B Interest Carryover Shortfall, the Class C Interest Carryover Shortfall, the Class D Interest Carryover Shortfall and the Class N Interest Carryover Shortfall, if any, on such Distribution Date, and the change in such amounts from the preceding Distribution Date;
(ix)    the amount, if any, of the First Priority Principal Distributable Amount, the Second Priority Principal Distributable Amount, the Third Priority Principal Distributable Amount, the Fourth Priority Principal Distributable Amount, and the Noteholders’ Regular Principal Distributable Amount on such Distribution Date, and the change in such amounts from the preceding Distribution Date;
(x)    any amounts paid to the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Asset Representations Reviewer, the Collateral Custodian or the Administrator incurred pursuant to the Indenture, the Trust Agreement, the Grantor Trust Agreement, this Servicing Agreement, the Asset Representations Review Agreement, the Collateral Custodian Agreement or the Administration Agreement, respectively, paid pursuant to Section 2.7 of the Indenture;
(xi)    the number of Receivables and the aggregate Principal Balance thereon, for which the related Obligors are delinquent in making scheduled payments between thirty-one (31) and sixty (60) days, sixty-one (61) and ninety (90) days and ninety-one (91) and one hundred twenty (120) days;
(xii)    the number and the aggregate Purchase Amount of Receivables that became Purchased Receivables and any Receivables purchased pursuant to Section 6.1 during the related Collection Period;
(xiii)    the aggregate indemnification amounts, if any, paid by the Servicer pursuant to Section 2.6 during the related Collection Period;
(xiv)    (A) the number of Receivables extended (computed as the number of whole months extended, or fractions thereof) during the preceding Collection Period, (B) the aggregate Principal Balance (as of the beginning of the preceding Collection Period) for such Receivables, (C) the number of all Receivables in the Grantor Trust as of the beginning of the preceding Collection Period, (D) the Pool Balance as of the beginning of the preceding Collection Period and (E) the ratio of (A) over (C) and the ratio of (B) over (D);

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(xv)    the amount deposited in or withdrawn from the Reserve Account on such Distribution Date and the amount on deposit in the Reserve Account before and after giving effect to such deposit or withdrawal;
(xvi)    the amount withdrawn from the Class N Reserve Account on such Distribution Date and the amount on deposit in the Class N Reserve Account after giving effect to such withdrawal;
(xvii)    the amount of the distributions payable out of amounts withdrawn from the Reserve Account;
(xviii)    the amount of the distributions payable out of amounts withdrawn from the Class N Reserve Account;
(xix)    delinquency and loss information on the Receivables for the related Collection Period, and whether the Delinquency Trigger occurred;
(xx)    the number and amount of Receivables at the beginning and end of the related Collection Period, the weighted average annual percentage rate of the Receivables and the weighted average remaining term of the Receivables;
(xxi)    if applicable, the amount of receivables with respect to which material breaches of pool asset representations or warranties or transaction covenants have occurred during the related Collection Period;
(xxii)    if applicable, any material modifications, extensions or waivers relating to the terms of or fees, penalties or payments on, pool assets during the Collection Period or that, cumulatively, have become material over time;
(xxiii)    if applicable, a statement that the Administrator has received a communication request from a Noteholder interested in communicating with other Noteholders regarding the possible exercise of rights under the Transaction Documents, the name and contact information for the requesting Noteholder and the date such request was received;
(xxiv)    if applicable, information with respect to any change in the Asset Representations Reviewer;
(xxv)    if applicable, a summary of the findings and conclusions of any Asset Representations Review conducted by the Asset Representations Reviewer;
(xxvi)    if applicable, the nature and amount of any material change in the Sponsor’s or an Affiliate’s interest in the Notes or Certificates from their purchase, sale or other disposition;

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(xxvii)    if applicable, the commencement of an Arbitration proceeding relating to a Repurchase Request and instructions for the Noteholders to participate in any such proceeding; and
(xxviii)     if applicable, any voting instructions and procedures relating to a vote to require an Asset Representations Review.
Each amount set forth pursuant to clauses (i), (ii) or (v), as applicable, above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note or Percentage Interest of a Certificate. Not later than the first Business Day prior to each Determination Date, the Sponsor will provide the Servicer with any information to be included in the Servicer’s Certificate under clause (xii), clause (xxi) and clauses (xxiii) through (xxviii), as applicable.
The Indenture Trustee shall make available to each Rating Agency and to each Noteholder and each Certificateholder of record, via the Indenture Trustee’s website, the statement available each month and, with the consent or at the direction of the Servicer, such other information regarding the Notes and the Certificates and/or the Receivables as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee or its agent to such Person. The Indenture Trustee will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefore.
The Indenture Trustee’s website shall be initially located at “www.CTSLink.com” or at such other address as shall be specified by the Indenture Trustee from time to time in writing to each Rating Agency and to each Noteholder and each Certificateholder of record. In connection with providing access to the Indenture Trustee’s website, the Indenture Trustee may require registration and the acceptance of a disclaimer.
The Indenture Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the statement and shall affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).
(b)    Each Servicer’s Certificate will be delivered in electronic format. No disbursements shall be made directly by the Servicer to a Noteholder or a Certificateholder, and the Servicer shall not be required to maintain any investor record relating to the posting of disbursements or otherwise.
(c)    The Servicer will provide certain asset-level information contemplated by Item 1125 of Regulation AB as agreed in writing by the Servicer, the Depositor and the Sponsor.
(d)    For the avoidance of doubt, the Servicer makes no representations or warranties with respect to, and has no duty to independently verify, the accuracy, truthfulness or correctness of any information provided by the Sponsor or the Seller that is incorporated, directly or indirectly and in conformity with the information provided by the Sponsor or the Seller, into the Servicer’s Certificates or other information furnished or to be furnished by the Servicer

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(including information provided by the Sponsor to the Servicer pursuant to Section 2.8(a) or information provided by the Servicer to the Backup Servicer or information provided pursuant to Section 2.8(c)).
SECTION 2.9    Annual Officer’s Certificate; Notice of Servicer Termination Event.
(a)    The Servicer will deliver to the Issuing Entity and the Grantor Trust, with a copy to the Indenture Trustee, on or before March 15 of each year, beginning on March 15, 2027, an Officer’s Certificate (with appropriate insertions) providing such information as is required under Item 1123 of Regulation AB and covering the immediately preceding calendar year (or, in the case of the first year, the period from the Closing Date through December 31, 2026).
(b)    The Servicer will deliver to the Issuing Entity, with a copy to the Indenture Trustee, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice in an Officer’s Certificate of any event which has occurred and is continuing, with the giving of notice or lapse of time or both, unless cured, would become a Servicer Termination Event.
(c)    The Servicer will deliver to the Issuing Entity and the Grantor Trust on or before March 15 of each year, beginning on March 15, 2027, a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year (or, in the case of the first year, the period from the Closing Date through December 31, 2026), including disclosure of any material instance of non-compliance identified by the Servicer, as required under paragraph (b) of Rule 13a-18 and Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall address each of the Servicing Criteria specified in Exhibit B as applicable to the Servicer or such other criteria as mutually agreed upon by the Depositor and the Servicer.
SECTION 2.10    Servicer Expenses. The Servicer shall pay all expenses (other than Liquidation Expenses) incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Noteholders, the Grantor Trust, the Issuing Entity, the Indenture Trustee, the Backup Servicer and the Certificateholders. The Servicer will not be entitled to reimbursement of such expenses except for Liquidation Expenses and fees and expenses included in Supplemental Servicing Fees.
SECTION 2.11    Annual Registered Public Accounting Firm Attestation Report.
(a)    On or before the ninetieth (90th) day following the end of each fiscal year, beginning with the fiscal year ending December 31, 2026, the Servicer shall cause a firm of independent registered public accountants (who may also render other services to the Servicer, the Seller or their respective Affiliates) to furnish to the Issuing Entity and the Grantor Trust, with a copy to the Indenture Trustee, an attestation report on assessments of compliance with the Servicing Criteria with respect to the Servicer during the related fiscal year delivered by such accountants pursuant to paragraph (c) of Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. The certification required by this paragraph may be replaced by

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any similar certification using other procedures or attestation standards which are now or in the future in use by servicers of comparable assets, or which otherwise comply with any rule, regulation, “no action” letter or similar guidance promulgated by the Commission.
(b)    Notwithstanding Section 2.11(a), the Servicer, however, shall not be obligated to add as an addressee or reliance party with respect to any report described above any Person who does not comply with or agree to the required procedures of such firm of independent certified public accountants, including but not limited to execution of engagement letters or access letters regarding such reports.
(c)    The Indenture Trustee shall not be required to agree to the procedures to be performed by such independent certified public accountants in any of the reports required to be prepared pursuant to this Section 2.11.
SECTION 2.12    Exchange Act Filings. The Servicer shall not be responsible for preparing, signing, certifying and filing or furnishing any reports, statements or information respecting the Issuing Entity and/or the Notes required to be filed pursuant to the Exchange Act, and the rules thereunder.
ARTICLE III

DISTRIBUTIONS; ACCOUNTS
SECTION 3.1    Depository Accounts; Post-Office Boxes. The Servicer shall establish and maintain (or cause to be established and maintained) the Depository Accounts and the Post-Office Boxes at a United States Post Office in accordance with the Master Agency Agreement.
If the Successor Servicer becomes the Servicer, the Servicer shall deliver, or shall cause to be delivered, at its own expense, to the Successor Servicer all documents and records relating to the Depository Accounts and an accounting of amounts collected and held in the Depository Accounts and the Successor Servicer shall establish and maintain (or cause to be established and maintained) the Depository Accounts and the Post Office Boxes at a United States Post Office.
SECTION 3.2    Remittances.
(a)    On each Business Day after the Closing Date, the Servicer shall deposit (or cause to be deposited) any payments relating to the Receivables received in one of the Post-Office Boxes to one of the Depository Accounts. The Servicer shall, subject to Section 3.2(b), deposit (or cause to be deposited) all Collections on the Receivables into the Collection Account within two (2) Business Days following identification thereof. If the Backup Servicer becomes the Servicer and becomes responsible for maintaining the Depository Accounts pursuant to Section 3.1 hereof, the Backup Servicer may comingle payments with its own funds, as applicable, but shall hold such payments in trust for the benefit of the Grantor Trust, the Issuing Entity and the Indenture Trustee, segregated from the assets of the Backup Servicer or anyone else, as applicable, and shall, as soon as possible but no later than two (2) Business Days following identification deposit such payments in one of the Depository Accounts.

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(b)    The Servicer may deduct from Collections to be deposited into the Collection Account all Unrelated Amounts and Supplemental Servicing Fees to the extent Unrelated Amounts and Supplemental Servicing Fees have not been previously reimbursed to the Servicer.
SECTION 3.3    Additional Deposits and Payments.
(a)    The Servicer shall deposit (or cause to be deposited) into the Collection Account the Actual Loss Amount with respect to each Indemnified Receivable, in immediately available funds, within five (5) Business Days after the applicable Actual Loss Calculation Date with respect to such Indemnified Receivable.
(b)    The Servicer will deposit into the Collection Account all amounts, if any, to be paid under Section 6.1. All such deposits with respect to any such date which is a Distribution Date will be made, in immediately available funds by the close of business on the Business Day prior to such Distribution Date related to such Collection Period.
ARTICLE IV

THE SERVICER
SECTION 4.1    Representations and Warranties of the Servicer. The Servicer makes the following representations and warranties as of the Closing Date on which the Issuing Entity and the Grantor Trust will be deemed to have relied in acquiring the Receivables and which will survive the conveyance of the Receivables to the Issuing Entity, the contribution to the Grantor Trust and the pledge thereof to the Indenture Trustee pursuant to the Indenture:
(a)    Existence and Power. The Servicer is an Arizona limited liability company validly existing and in good standing under the laws of its state of formation and has, in all material respects, all power and authority to carry on its business as it is now conducted. The Servicer has obtained all necessary licenses and approvals in each jurisdiction where the failure to do so would materially and adversely affect the ability of the Servicer to perform its obligations under this Agreement and the other Transaction Documents to which it is a party.
(b)    Authorization and No Contravention. The execution, delivery and performance by the Servicer of this Agreement (i) have been duly authorized by all necessary action on the part of the Servicer and (ii) do not contravene or constitute a default under (A) any Applicable Law, (B) its organizational documents or (C) any material agreement, contract, order or other instrument to which it is a party or its property is subject (other than violations of such laws, rules, regulations, indentures or agreements which do not affect the legality, validity or enforceability of any of such agreements or which, individually or in the aggregate, would not materially and adversely affect the transactions contemplated by, or the Servicer’s ability to perform its obligations under, this Agreement).
(c)    No Consent Required. No approval or authorization by, or filing with, any Governmental Authority is required in connection with the execution, delivery and performance

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by the Servicer of this Agreement other than (i) UCC filings, (ii) approvals and authorizations that have previously been obtained and filings that have previously been made and (iii) approvals, authorizations or filings which, if not obtained or made, would not have a material adverse effect on the enforceability or collectability of the Receivables or would not materially and adversely affect the ability of the Servicer to perform its obligations under this Agreement.
(d)    Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting the enforcement of creditors’ rights generally and, if applicable, the rights of creditors of corporations from time to time in effect or by general principles of equity.
(e)    No Proceedings. There are no Proceedings pending or, to the knowledge of a Responsible Officer of the Servicer, threatened against the Servicer before or by any Governmental Authority that (i) assert the invalidity or unenforceability of this Agreement or (ii) seek any determination or ruling that would materially and adversely affect the performance by the Servicer of its obligations under this Agreement.
SECTION 4.2    Indemnities of Servicer. The Servicer will be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement, and hereby agrees to the following:
(a)    The Servicer will indemnify, defend and hold harmless the Issuing Entity, the Grantor Trust, the Owner Trustee, the Grantor Trust Trustee, the Indenture Trustee, the Collateral Custodian, the Backup Servicer and the Seller and their respective officers, directors, employees and agents from and against any and all costs (including reasonable legal fees and related costs), expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon any such Person through, the negligence (other than errors in judgment), willful misconduct or bad faith of the Servicer in the performance of its duties under this Agreement or any other Transaction Document to which it is a party, or by reason of its reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party, or by reason of breach of any representations or warranties made herein by the Servicer (excluding, however, costs, expenses, losses, claims, damages and liabilities to the extent resulting from the negligence (or gross negligence (except for errors in judgment) in the case where the Owner Trustee, Grantor Trust Trustee, Indenture Trustee or Collateral Custodian is seeking indemnification) or willful misconduct on the part of the indemnified party or breach of any Transaction Document by the indemnified party (in the case of the Indenture Trustee and Collateral Custodian, resulting from the Indenture Trustee’s or the Collateral Custodian’s negligence or willful misconduct)). Such indemnification shall include any amounts incurred by an indemnified party in connection with the enforcement of the Servicer’s indemnification.
(b)    Notwithstanding anything contained herein to the contrary, the Servicer shall not be liable under this Agreement or any other Transaction Document for any special, consequential or punitive damages whatsoever, whether in contract, tort or any other legal or equitable

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principle; provided, however, that such limitation shall not be applicable with respect to indemnification obligations for third-party claims made against a party.
(c)    Indemnification under this Section 4.2 by the Initial Servicer (or any successor thereto pursuant to Section 5.1), as Servicer, with respect to the period such Person was the Servicer, will survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the resignation or removal of any other party or the termination or assignment of this Agreement. If the Servicer has made any indemnity payments pursuant to this Section 4.2 and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such Person will promptly repay such amounts to the Servicer, without interest. If the Backup Servicer becomes the Servicer, the Backup Servicer shall continue to have the benefit of this Section 4.2 for the period of time in which it was the Backup Servicer.
(d)    The Servicer agrees to indemnify and hold harmless the Sponsor, the Depositor, and each person, if any, who controls the Sponsor and the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense (including reasonable fees and expenses of counsel) whatsoever, as incurred that arises out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in, or the omission or alleged omission to state a material fact required to be stated or necessary to make the statements, in light of the circumstances under which they were made, not misleading in, the information under the headings “Servicer”, “Servicing Procedures”, and “The Transaction Documents—The Servicing Agreement and Servicing of the Receivables”, in each case as set forth in (A) the Registration Statement at the time of first effectiveness on May 2, 2025, (B) the Preliminary Prospectus, (C) each Free Writing Prospectus identified on Schedule I, and (D) the Prospectus, and (ii) any untrue statement of a material fact in the information provided by the Servicer for inclusion in each Form 10-D and ABS-EE and related exhibits, as set forth in Schedule II.
(e)    Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Servicer under this Section 4.2, notify the Servicer of the commencement thereof; but the omission to so notify the Servicer will not relieve it from any liability which it may have to any indemnified party, unless, and then only to the extent that, the Servicer did not otherwise learn of the claim and such delay is materially prejudicial to the Servicer’s ability to defend or to obtain coverage under the Servicer’s insurance policy for such claim. In case any such action is brought against any indemnified party and it notifies the Servicer of the commencement thereof, the Servicer will be entitled to participate therein and, to the extent that it may wish and solely with respect to the allegations in such action for which the indemnified party intends to make a claim against the Servicer pursuant to this Section 4.2, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the Servicer to such indemnified party of its election so to assume the defense thereof, the Servicer will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any

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such action include both the indemnified party and the Servicer and the indemnified party shall have been advised by counsel that a conflict of interest prevents the indemnified party and the Servicer having the same counsel, the indemnified party or parties shall have the right to select a single separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, and the Servicer will reimburse any reasonable legal expenses incurred by the indemnified party having separate counsel, as a result of any such conflict, as incurred. The Servicer shall not, without the prior written consent of the indemnified party, which may not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and any related future claims.
SECTION 4.3    Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer may be merged or converted or with which it may be consolidated, to which it may sell or transfer its business and assets as a whole or substantially as a whole, (ii) resulting from any merger, sale, transfer conversion or consolidation to which the Servicer shall be a party, (iii) succeeding to the business of the Servicer or (iv) more than 50% of the voting stock or voting power and 50% or more of the economic equity of which is owned directly or indirectly by Bridgecrest Acceptance Corporation, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, will be the successor to the Servicer under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement anything herein to the contrary notwithstanding.
SECTION 4.4    Limitation on Liability of Servicer and Others.
(a)    The Servicer will be liable under this Agreement only to the extent of the obligations specifically undertaken by the Servicer under this Agreement and the representations and warranties made by the Servicer hereunder. Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer will be under any liability to the Issuing Entity, the Grantor Trust, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Collateral Custodian, the Backup Servicer, the Seller, the Noteholders or the Certificateholders, except as provided in Section 4.2 of this Agreement and as otherwise provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision will not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misconduct or bad faith in the performance of duties or by reason of its failure to perform its obligations or of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of its duties under this Agreement (except for errors in judgment). The Servicer and any director, officer or employee or agent of the Servicer may rely in good faith on any Opinion of Counsel or on any Officer’s Certificate of the Seller or certificate of auditors believed to be genuine and to have been signed by the proper party in respect of any matters arising under this Agreement. Additionally, the Servicer shall not be liable for any failure or delay in the performance of its obligations or the taking of any action under this

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Agreement if that failure or delay arises from compliance by the Servicer with any Applicable Law or court order or the direction of a regulatory authority.
(b)    Except as explicitly provided in this Agreement or any other Transaction Document, the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not necessary in furtherance of its duties to service the Receivables in accordance with this Agreement and its Customary Servicing Practices.
SECTION 4.5    Delegation of Duties. The Servicer may, at any time without notice or consent, delegate (a) any or all of its duties under the Transaction Documents to any of its Affiliates or (b) specific duties to sub-contractors who are in the business of performing such duties; provided, that no such delegation shall relieve the Servicer of its responsibility with respect to such duties and the Servicer shall remain obligated and liable to the Issuing Entity, the Grantor Trust and the Indenture Trustee for its duties hereunder as if the Servicer alone were performing such duties.
SECTION 4.6    The Servicer Not to Resign as Servicer. Subject to the provisions of Sections 4.3 and 4.4, the Servicer will not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon a determination that the performance of its duties under this Agreement is not permissible under Applicable Law. Notice of any such determination permitting the resignation of the Servicer will be communicated to the Indenture Trustee and the Backup Servicer by the Servicer at the earliest practicable time (and, if such communication is not in writing, will be confirmed in writing at the earliest practicable time) and any such determination will be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Backup Servicer concurrently with or promptly after such notice. No such resignation will become effective until a Successor Servicer has assumed the responsibilities and obligations of the Servicer. If, after the Servicer gives notice of its intent to resign or is terminated, a Successor Servicer does not take office within (a) sixty (60) days or (b) such earlier time period set forth in the Backup Servicing Agreement under which the Backup Servicer is required to assume the obligations of the predecessor Servicer, the retiring Servicer, the Issuing Entity or the Holders of a majority of the Outstanding Amount of the Controlling Class of Notes may petition a court of competent jurisdiction for the appointment and designation of a Successor Servicer.
SECTION 4.7    Servicer May Own Notes and Certificates. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes and Certificates with the same rights as it would have if it were not the Servicer or an Affiliate thereof, except as otherwise expressly provided herein or in the other Transaction Documents. Except as set forth herein or in the other Transaction Documents, Notes and Certificates so owned by or pledged to the Servicer or such Affiliate will have an equal and proportionate benefit under the provisions of this Agreement, without preference, priority or distinction as among all of the Noteholders and Certificateholders.

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ARTICLE V

REPLACEMENT OF SERVICER
SECTION 5.1    Replacement of Servicer.
(a)    If a Servicer Termination Event shall have occurred and be continuing, the Indenture Trustee may, and at the direction of the Requisite Noteholders (or, if the aggregate Outstanding Amount of the P&I Notes (other than the Class N Notes) has been reduced to zero, the Majority Certificateholders) shall, by notice given to the Servicer, the Owner Trustee, the Issuing Entity, the Administrator, the Certificateholders and the Noteholders, terminate the rights and obligations of the Servicer under this Agreement with respect to the Receivables. In the event the Servicer is terminated or resigns as Servicer with respect to servicing the Receivables, all authority and power of the Servicer under this Agreement shall, without further action, pass to and be vested in (i) the Backup Servicer; or (ii) if the Backup Servicer has been terminated, such Successor Servicer as may be approved under Section 5.1(b).
(b)    Upon the Servicer’s receipt of notice of termination pursuant to Section 5.1(a) or the Servicer’s resignation in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, only until the Backup Servicer (or another Successor Servicer) has assumed the obligations of the predecessor Servicer in the time period set forth in the Backup Servicing Agreement. The Indenture Trustee shall give the Backup Servicer written notice of the Servicer’s termination or resignation. In the event of termination or resignation of the Servicer hereunder, the Backup Servicer shall assume the obligations of Servicer hereunder (except to the extent otherwise set forth in the Backup Servicing Agreement) by the Appointment Effective Date set forth in the Backup Servicing Agreement. In the event the Backup Servicer does not assume the role of Successor Servicer, the Requisite Noteholders (or, if the aggregate Outstanding Amount of the P&I Notes (other than the Class N Notes) has been reduced to zero, the Issuing Entity acting at the direction of the Majority Certificateholders) shall appoint another Person as Successor Servicer, who shall assume the obligations of Servicer hereunder (except to the extent otherwise set forth herein or within any agreement with such Successor Servicer) on the assumption date specified in such written notice (the “Servicing Assumption Date”) pursuant to this Agreement. The amount of the Servicing Fee payable to (i) the Backup Servicer as Successor Servicer shall be the Successor Servicing Fee Rate (Backup Servicer) and (ii) any Successor Servicer (excluding the Backup Servicer) shall be any rate pursuant to this Agreement in an amount acceptable to the Requisite Noteholders and shall not exceed the Servicing Strip Amount unless otherwise agreed to by the Requisite Noteholders; provided that, in no event shall the amount of the Servicing Fee payable to the predecessor Servicer be less than the pro rata share of the Servicing Fee due to such predecessor Servicer based on the number of days such predecessor Servicer served as Servicer in the related Collection Period. The Backup Servicer shall act as Successor Servicer unless it is legally unable to do so, in which event the predecessor Servicer shall continue to act as Servicer until a successor acceptable to the Requisite Noteholders has been appointed and accepted such appointment. In the event that a successor Servicer has not been appointed and the Backup Servicer is legally unable to act at the time when the predecessor Servicer has ceased to act as

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Servicer in accordance with this Section 5.1, then the Indenture Trustee, the Issuing Entity or the Requisite Noteholders shall appoint, or petition a court of competent jurisdiction to appoint, a successor to the Servicer under this Agreement at the expense of the Issuing Entity and paid in accordance with Section 2.7 of the Indenture. If requested by the Issuing Entity, the Indenture Trustee, the Backup Servicer or the Successor Servicer, as applicable, to the extent not inconsistent with the Master Agency Agreement, the Servicer will terminate, or cause to be terminated, any arrangements relating to (A) the Depository Accounts; or (B) the Post-Office Boxes, and give notices thereunder or take other actions with respect thereto, and direct the Obligors to make all payments under the Receivables directly to or at the direction of the Successor Servicer at the predecessor Servicer’s expense (in which event the Successor Servicer shall process such payments directly, through a lock-box account with a lock-box bank or through a third-party payment processing system, in each case, at the direction of the Indenture Trustee acting at the direction of the Requisite Noteholders).
(c)    If the Servicer resigns or is terminated, the Servicer agrees that it will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Receivables to a Successor Servicer. All reasonable costs and expenses incurred in connection with transferring the Receivable Files and Servicer Files to the Successor Servicer and all other reasonable costs and expenses (including attorneys’ fees and disbursements) incurred in connection with the transfer to the Successor Servicer related to the performance by the Servicer hereunder will be paid by the predecessor Servicer (or, if not so paid by the predecessor Servicer, in accordance with the priorities set forth in Section 2.7(c) or 2.7(e) of the Indenture, as applicable) upon presentation of reasonable documentation of such costs and expenses. The Successor Servicer, if the Backup Servicer, shall be entitled to payment for reasonable transaction expenses incurred in connection with acting as Successor Servicer in accordance with the priorities and limits set forth in Section 2.7(a) or 2.7(e) of the Indenture, as applicable. The Servicer shall grant the Issuing Entity, the Indenture Trustee and the Backup Servicer reasonable access to the Servicer’s premises at the predecessor Servicer’s expense as contemplated by, and subject the restrictions set forth in, Section 7.15.
(d)    Upon the Appointment Effective Date or the Servicing Assumption Date, as applicable, the Backup Servicer or the Successor Servicer, as applicable, shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement with respect to the Receivables, and shall be subject to all the responsibilities, duties and liabilities relating thereto, except with respect to the obligations of the predecessor Servicer that survive its termination as Servicer, including indemnification obligations as set forth in Section 4.2(c). In such event, the Indenture Trustee and the Owner Trustee are hereby authorized and empowered (but not obligated) to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such termination and replacement of the Servicer, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. No Servicer shall resign or be relieved of its duties under this Agreement, as Servicer of the Receivables, until a newly appointed Servicer for the Receivables shall have assumed the responsibilities and obligations of the resigning or terminated Servicer under this Agreement. Without limiting any of the foregoing, under no circumstance shall

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Vervent Inc. (as Successor Servicer or otherwise) or any other Successor Servicer be deemed to have incurred any obligation to make any advance or provide indemnification for Actual Loss Amounts with respect to any Receivables or any liability or obligation with respect to any Servicer indemnification obligations of any prior servicer including the Initial Servicer.
(e)    The Requisite Noteholders (or, if the aggregate Outstanding Amount of the P&I Notes (other than the Class N Notes) has been reduced to zero, the Majority Certificateholders) may waive any Servicer Termination Event. Upon any such waiver, such Servicer Termination Event shall cease to exist and be deemed to have been cured and not to have occurred and any Servicer Termination Event arising therefrom shall be deemed not to have occurred for every purpose of this Agreement, but no such waiver shall extend to any prior, subsequent or other Servicer Termination Event or impair any right consequent thereto.
SECTION 5.2    Notification to Noteholders and Certificateholders. If a Responsible Officer of the Indenture Trustee receives any written notice of a Servicer Termination Event or if the Servicer is terminated or a successor Servicer appointed pursuant to this Article V, then the Indenture Trustee will give prompt (but in no case later than five (5) Business Days) notice of such event to the Owner Trustee (who shall in turn give written notice thereof to the Certificateholders), the Issuing Entity, the Grantor Trust Trustee, the Grantor Trust, the Administrator, the Asset Representations Reviewer and the Noteholders.
ARTICLE VI

OPTIONAL PURCHASE; TERMINATION DATE
SECTION 6.1    Optional Purchase of Trust Estate.
(a)    On any Distribution Date after the last day of any Collection Period as of which the Pool Balance is equal to or less than the Optional Purchase Balance, the Servicer shall have the option to purchase (and/or designate one or more other Persons (other than the Seller or its consolidated subsidiaries and parent companies) to purchase) the Grantor Trust Collateral. To exercise such option, the Servicer shall cause to be deposited in the Collection Account an amount equal to the greater of (i) the lesser of (1) the product of (x) 98% and (y) the Pool Balance as of the end of the related Collection Period and (2) the sum of (A) the product of (x) 100% and (y) the aggregate Principal Balances of all Receivables that are less than 61 days past due as of the end of the related Collection Period and (B) the product of (x) 50% and (y) the aggregate Principal Balances of all Receivables (other than any Receivable that is a Charged-Off Receivable) that are either (I) 61 or more days past due as of the end of the related Collection Period, (II) where the related obligor is the subject of a bankruptcy proceeding, or (III) where the related Financed Vehicle has been repossessed and (ii) the amount necessary to pay in full (after giving effect to the distribution of Available Funds on such Distribution Date) (1) the Outstanding Amount of all P&I Notes, including all accrued and unpaid interest thereon through but excluding the related Distribution Date, (2) the Servicing Strip Amount for the related Collection Period and (3) all amounts then owed to the Grantor Trust Trustee, the Owner Trustee, the Indenture Trustee, the Servicer, the Collateral Custodian, the Asset Representations Reviewer, the Independent Accountant, the Administrator and the Backup Servicer. The

CRVNA 2026-P3
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Servicer (or its designee) may deposit the foregoing purchase price net of any Collections deposited into the Collection Account after the last day of the Collection Period immediately preceding the Distribution Date on which such optional purchase is exercised. The Servicer may, in its sole discretion, elect to exercise this option by depositing the amount stated in Section 6.1(a)(i)(1) into the Collection Account even if it is greater than the amount stated in Section 6.1(a)(i)(2), so long as the amount stated in Section 6.1(a)(i)(1) is still greater than the amount in Section 6.1(a)(ii).
(b)    Upon the exercise of such option, the Servicer shall succeed to all interests of the Grantor Trust, the Issuing Entity and the Indenture Trustee in and to the property comprising the Grantor Trust Collateral, but not including the Reserve Account which shall remain and be distributed to the Certificateholders pursuant to Section 8.4(b) of the Indenture. The Indenture Trustee shall distribute the amount deposited pursuant to this Section 6.1 in accordance with Section 2.7(c) of the Indenture on such Distribution Date and the P&I Notes shall be redeemed pursuant to Section 10.1 of the Indenture. The Servicer shall give notice of such optional purchase to the Issuing Entity, the Administrator, the Certificate Registrar, the Paying Agent and the Indenture Trustee sufficient to allow the notices required pursuant to Section 7.1(c) of the Trust Agreement and Article X of the Indenture to be given.
(c)    Following the payment in full of the Outstanding Amount of the P&I Notes and all accrued and unpaid interest thereon, the Certificateholders shall succeed to the rights of the Noteholders hereunder and the Indenture Trustee shall continue to perform all obligations and retain all rights of the Indenture Trustee pursuant to this Agreement.
SECTION 6.2    Termination Date. This Agreement will terminate on the Distribution Date in the month following the earlier of the final payment or liquidation of all the Receivables or upon the dissolution of the Grantor Trust.
ARTICLE VII

MISCELLANEOUS PROVISIONS
SECTION 7.1    Amendment.
(a)    Any term or provision of this Agreement may be amended, waived, supplemented or modified by the Servicer without the consent of any of the Indenture Trustee, the Backup Servicer, the Administrator, the Issuing Entity, the Grantor Trust, any Noteholder, any Certificateholder the Owner Trustee, the Grantor Trust Trustee or any other Person subject to the satisfaction of one of the following conditions:
(i)    the Servicer delivers an Opinion of Counsel or an Officer’s Certificate to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interests of the Noteholders or the Unaffiliated Certificateholders;

CRVNA 2026-P3
Servicing Agreement

(ii)    the Rating Agency Condition is satisfied with respect to such amendment and the Servicer notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment; or
(iii)    to cure any ambiguity, correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement or any other Transaction Document or with any description thereof in the Prospectus, the Class N Notes Confidential Offering Memorandum or the Certificate Private Placement Memorandum, or add to the covenants, restrictions or obligations of the Servicer.
(b)    This Agreement may also be amended, waived, supplemented or modified from time to time by the parties hereto with the consent of the Requisite Noteholders as of the close of business on the preceding Distribution Date, or, if the aggregate Outstanding Amount of the P&I Notes (other than the Class N Notes) has been reduced to zero, the Majority Certificateholders (which consent, whether given pursuant to this Section 7.1(b) or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of such Notes or Certificates and of any Notes or Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon any Notes or Certificates), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders.
(c)    It will not be necessary for the consent of Noteholders or Certificateholders pursuant to Section 7.1(b) to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders will be subject to such reasonable requirements as the Indenture Trustee and Owner Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.
(d)    Prior to the execution of any amendment or consent pursuant to Section 7.1(b), the Servicer shall provide written notification of the substance of such amendment or consent to each Rating Agency and the Administrator; and promptly after the execution of any such amendment, the Servicer shall furnish a copy of such amendment to each Rating Agency, the Administrator, the Grantor Trust Trustee, the Owner Trustee and the Indenture Trustee; provided, that no amendment pursuant to this Section 7.1 shall be effective which materially and adversely affects the rights, privileges, indemnities, protections or duties of the Indenture Trustee, the Owner Trustee or the Grantor Trust Trustee without the prior written consent of such Person.
(e)    Notwithstanding anything to the contrary herein, prior to the execution of any amendment to this Agreement, an Opinion of Counsel shall be delivered to the Grantor Trust

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Trustee and the Owner Trustee to the effect that such amendment would not cause the Grantor Trust to fail to qualify as a grantor trust for United States federal income tax purposes.
SECTION 7.2    Protection of Title.
(a)    The Servicer shall maintain (or shall cause its Subservicer to maintain) in accordance with its Customary Servicing Practices accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Depository Accounts and the Collection Account in respect of such Receivable.
(b)    The Servicer shall maintain (or shall cause its Subservicer to maintain) its computer systems so that, from time to time after the conveyance of the Receivables to the Grantor Trust and the grant of security interest to the Indenture Trustee, the master computer records (including any backup archives) that refer to a Receivable shall indicate clearly that such Receivable is owned by the Grantor Trust and has been pledged to the Indenture Trustee on behalf of the Noteholders pursuant to the Indenture. In the event the Backup Servicer has been appointed as Servicer, the Successor Servicer shall maintain the Receivables on its computer systems in a series of isolated and partitioned branches. Indication of the Grantor Trust’s interest in a Receivable shall not be deleted from or modified on such computer systems until, and only until, the related Receivable shall have been paid in full, repurchased, purchased or sold.
(c)    If at any time the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in motor vehicle receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Grantor Trust and has been pledged to the Indenture Trustee on behalf of the Noteholders.
SECTION 7.3    Notices. All demands, notices and communications upon or to the parties or the Rating Agencies shall be delivered as specified in Part III of Appendix A of the Receivables Purchase Agreement.
SECTION 7.4    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

CRVNA 2026-P3
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SECTION 7.5    Headings. The article and section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.
SECTION 7.6    Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document. Delivery of an executed counterpart of this Agreement by email or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (a) an original manual signature, (b) a faxed, scanned, or photocopied manual signature, or (c) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
SECTION 7.7    Waivers. No failure or delay on the part of the Servicer, the Issuing Entity, the Grantor Trust, the Noteholders, the Certificateholders, or the Indenture Trustee in exercising any power or right hereunder (to the extent such Person has any power or right hereunder) shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.
SECTION 7.8    Entire Agreement. The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings. There are no unwritten agreements among the parties.
SECTION 7.9    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the

CRVNA 2026-P3
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remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
SECTION 7.10    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.
SECTION 7.11    Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 7.12    Nonpetition Covenant. None of the parties hereto shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuing Entity or the Grantor Trust under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuing Entity or the Grantor Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuing Entity or the Grantor Trust prior to the date which is the later of (i) one (1) year and one (1) day since the last day on which the aggregate Outstanding Amount of the P&I Notes was reduced to zero and (ii) one (1) year and one (1) day since the final distribution with respect to the Certificates. This Section 7.12 shall survive the termination of this Agreement.
SECTION 7.13    Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any Proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
(b)    consents that any such Proceeding may be brought and maintained in such courts and waives any objection that it may now or hereafter have to the venue of such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such Proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 7.3 of this Agreement;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

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Servicing Agreement

(e)    to the extent permitted by applicable law, waives all right of trial by jury in any action, Proceeding or counterclaim based on, or arising out of, under or in connection with this Agreement, any other Transaction Document, or any matter arising hereunder or thereunder.
SECTION 7.14    Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by each of the Owner Trustee and the Grantor Trust Trustee, not individually or personally but solely as Owner Trustee of the Issuing Entity and Grantor Trust Trustee of the Grantor Trust, respectively, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of each of the Issuing Entity or Grantor Trust, as applicable, is made and intended not as personal representations, undertakings and agreements by the Owner Trustee or the Grantor Trust Trustee, but is made and intended for the purpose of binding only the Issuing Entity or Grantor Trust, as applicable, (c) nothing herein contained shall be construed as creating any liability on the Owner Trustee or the Grantor Trust Trustee, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuing Entity or the Grantor Trust, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) each of the Owner Trustee and the Grantor Trust Trustee has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuing Entity or Grantor Trust, as applicable, in this Agreement and (e) under no circumstances shall the either of the Owner Trustee or the Grantor Trust Trustee be personally liable for the payment of any indebtedness or expenses of the Issuing Entity or Grantor Trust, as applicable, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuing Entity or Grantor Trust, as applicable under this Agreement.
SECTION 7.15    Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and (a) the Owner Trustee and the Grantor Trust Trustee shall be express third party beneficiaries hereof and may enforce the provisions hereof as if it were a party hereto, (b) the Depositor shall be an express third party beneficiary of Section 7.16 and may enforce such provisions as if it were a party hereto and (c) the Sponsor and the Depositor shall be an express third party beneficiary of Section 4.2(d) and may enforce such provisions as if it were a party hereto. Except as otherwise provided in this Section, no other Person will have any right hereunder.
SECTION 7.16    Information Requests. The Servicer shall provide to representatives of the Backup Servicer, the Issuing Entity, the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, the Grantor Trust and any Governmental Authority with regulatory oversight authority over the servicing of the Receivables reasonable access consistent with the Servicer’s compliance procedures relating to data privacy and customer information to documentation and electronic information regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. In addition, each of the Backup Servicer, the Depositor, the Sponsor and the Administrator may provide to the Servicer a reasonable written request for information related to the Receivables and servicing of the Receivables which information is outside the scope of information specifically to be

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provided by the Servicer pursuant to this Agreement. The Servicer shall respond to such request within five (5) Business Days or as reasonably shall be agreed between the Servicer and the Backup Servicer, the Depositor, the Sponsor or the Administrator, as applicable. Any costs and expenses incurred by the Servicer in connection with responding to such request (including internal costs allocated to responding to such information request) shall be at the expense of the party making such request. Nothing in this Section 7.16 shall derogate from the obligation of the Servicer to observe any Applicable Law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section 7.16 as a result of such obligation to observe Applicable Law shall not constitute a breach of this Section 7.16. The Servicer shall permit the Grantor Trust, the Issuing Entity, the Indenture Trustee, the Backup Servicer, any Governmental Authority with regulatory oversight authority over the servicing of the Receivables and their respective agents at any time upon reasonable notice, during regular business hours and in accordance with Applicable Law prohibiting disclosure of information regarding the Obligors and the Servicer’s compliance procedures relating to data privacy and customer information, to inspect, audit, and make copies of and abstracts from the Servicer’s records regarding any Receivables. Any expenses incurred by the Servicer, the Backup Servicer, the Issuing Entity, the Indenture Trustee, and the Owner Trustee, the Grantor Trust Trustee and the Grantor Trust shall be reimbursable by the Issuing Entity in accordance with Section 2.7 of the Indenture.
[REMAINDER OF PAGE IS INTENTIONALLY LEFT BLANK]

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Servicing Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.
BRIDGECREST CREDIT COMPANY, LLC,
as Servicer

By: /s/ Daniel Gaudreau______________
Name:    Daniel Gaudreau
Title:    Chief Financial Officer

CRVNA 2026-P3
Servicing Agreement

CARVANA AUTO RECEIVABLES TRUST 2026-P3
By:    BNY Mellon Trust of Delaware, not in its individual capacity but solely as Owner Trustee
By: /s/ Dawn Plows___________________
Name:     Dawn Plows
Title:     Associate
CARVANA AUTO RECEIVABLES GRANTOR TRUST 2026-P3, as Grantor Trust
By:    BNY Mellon Trust of Delaware, not in its individual capacity but solely as Grantor Trust Trustee
By: /s/ Dawn Plows____________________
Name:     Dawn Plows
Title:     Associate

CRVNA 2026-P3
Servicing Agreement

COMPUTERSHARE TRUST COMPANY, NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee
By: /s/ Jeanine C. Casey_________________
Name:     Jeanine C. Casey
Title: Vice President
VERVENT INC., as Backup Servicer
By: /s/ Louis W. Geibel____________
Name:     Louis W. Geibel
Title: Executive Vice President

CRVNA 2026-P3
Servicing Agreement

SSchedule I
EXHIBIT A
FORM OF SERVICER’S CERTIFICATE

[On file with Servicer]
Exhibit A-1

SSchedule I
EXHIBIT B
SERVICING CRITERIA TO BE ADDRESSED IN
SERVICER’S ASSESSMENT OF COMPLIANCE
The assessment of compliance to be delivered by the Servicer shall address, at a minimum, the criteria identified below as “Servicer Applicable Servicing Criteria”:

Servicing Criteria		Servicer Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Exhibit B-1

SSchedule I

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X1
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X2
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1 Other than (c).
2 Only with respect to remittances to Indenture Trustee.
Exhibit B-2

SSchedule I

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.	X
1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.
Exhibit B-3

SSchedule I

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s Account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable Account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related Accounts, or such other number of days specified in the transaction agreements.
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Exhibit B-4

Schedule I
Free Writing Prospectuses
(as contemplated by Section 4.2(d))
N/A.
Schedule I-1

CRVNA 2026-P3 Servicing Agreement

Schedule II
Information Provided by the Servicer
(as contemplated by Section 4.2(d))
Asset-level information provided pursuant to Section 2.8(c).

Schedule II-1

CRVNA 2026-P3 Servicing Agreement